UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

By a press release dated June 14, 2006, Innospec Inc. announced that it had added two new banks to its existing facilities agreement (a copy of which was filed with the Securities and Exchange Commission on December 19, 2005 (the "Agreement") together with the Amendment and Restatement Agreement dated December 13, 2005 and both of which are incorporated herein by reference). The introduction of the new banks increases the available facility to $200,000,000 from approximately $167,000,000 previously. The new banks joining the Agreement are The Royal Bank of Scotland plc and National Australia Bank Limited.

The facilities now consist of a $100,000,000 term loan and a $100,000,000 revolving credit facility. The repayment schedule and final maturity date remain as described in the 8-K filed on December 19, 2005.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

The information contained in this Item 8.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: June 15, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
VP and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated June 14, 2006 regarding increase in facility